Exhibit 5.1

December 10, 2009

Pilgrim’s Pride Corporation
4845 US Highway 271 North
Pittsburg, Texas 75686-0093

Ladies and Gentlemen:

Pilgrim’s Pride Corporation (the "Company"), a Delaware corporation, has filed with the Securities and Exchange Commission (the "Commission") on the date hereof a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act").  The Registration Statement covers 3,085,656  shares of the Company’s common stock, $0.01 par value per share (the "Securities"), issued to an executive of the Company pursuant to the amended and restated employment agreement between the Company and the executive dated January 27, 2009 (the "Agreement"), to be registered for resale by means of the Registration Statement, and any additional shares of the Company’s common stock as a result of stock dividend, stock split, recapitalization or other similar transaction.

We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.  In rendering this opinion, we have examined the Registration Statement, the prospectus attached thereto and originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, including without limitation, the Order Authorizing Debtors To Enter Into Employment Agreement With Don Jackson, of the United States Bankruptcy Court for the Northern District of Texas Fort Worth Division (the "Order"), have received such representations from the officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below.

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.
In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) the Order has not been modified or rescinded and is in full force and effect on the date hereof, (iv) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (v) each natural person signing any document reviewed by us had the legal capacity to do so,  and (vi) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity. This opinion further assumes compliance both in the past and in the future with the terms of the Agreement by the Company and the executive.

Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the applicable terms and conditions of the Agreement, and assuming no change in the applicable law or facts, the Securities will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited in all respects to the corporate laws of the State of Delaware and the federal laws of United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, and we do not express any opinions as to the laws of any other jurisdiction.

This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts of which we become aware after the date hereof.

The opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.  We hereby consent to the filing of this opinion as herein set forth as an exhibit to the Registration Statement.  In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP